Exhibit 99.1

Lennox Reports 2026 Third Quarter Earnings Results
____________________________________________________________________________
Highlights
(All comparisons are year-over-year, unless otherwise noted)
•Revenue of $1.6 billion, up 10%
•GAAP Operating Income of $312 million – Total segment profit1 of $323 million, down 2%
•GAAP diluted EPS of $6.41 – Adjusted diluted EPS of $6.84, down 7%
•Updated full year adjusted EPS guidance of $21.00 to $21.50
__________________________________________________________________________________
DALLAS, October 28, 2026 – Lennox (NYSE: LII), a leader in energy-efficient building and home comfort solutions, today reported third-quarter revenue of $1.6 billion, up 10%. GAAP operating income was $312 million, with an operating margin of 19.8%. Total segment profit¹ was $323 million, down 2%, and total segment margin declined 240 basis points to 20.6%. GAAP diluted earnings per share were $6.41, and adjusted diluted earnings per share were $6.84, down 7%.

“In the third-quarter, Building Climate Solutions continued to deliver strong revenue growth and residential end-markets began stabilizing. However, our margins and results fell short of our expectations, reflecting heightened competitive pressure and the impact of persistent inflation on our costs,” said Alok Maskara, Chief Executive Officer. “We are retooling our processes to more effectively pass through cost increases while accelerating productivity. Despite the near-term challenges, we remain confident in our strategy and the long-term resilience of our business model.”

Home Comfort Solutions revenue increased 3% in the third quarter, while segment margin declined 490 basis points. Targeted price adjustments in select market segments were implemented to defend and recapture share. Those actions, combined with inflation and tariff-related costs weighed on profitability. Looking ahead, priorities include mitigating share challenges, advancing productivity and tariff mitigation initiatives, and introducing new products in the entry-tier portfolio.

Building Climate Solutions revenue increased 24% in the third quarter, including organic growth of 15%, with continued strength across commercial HVAC, refrigeration, and services. Segment margin remained strong at 26.2%, despite a 110 basis point decline from record margins in the prior-year period. Growth was fueled by business development across the segment, and we still expect full year margins to expand despite inflation and tariff pressures.

1 Includes unallocated corporate expenses

THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS
(All comparisons are year-over-year, unless otherwise noted)

Revenue: $1.6 billion, up 10%, driven by organic growth in Building Climate Solutions and contributions from completed acquisitions.

Operating Income: $312 million, down 5%, with an operating margin of 19.8%, down 320 basis points.

Total Segment Profit1: $323 million, down 2%, with total segment profit margin of 20.6%, down 240 basis points. Profitability was impacted by a $45 million headwind from product cost inflation, including tariffs, and lower factory absorption. Additional pressure came from $15 million of higher fuel costs, inflation across SG&A and distribution, and ongoing investments. These headwinds were partially offset by $13 million from higher sales volumes, $21 million of mix and price benefits, and $20 million contribution from completed acquisitions.

Net Income: $221 million, or $6.41 per share, compared to $260 million, or $7.38 per share, in the prior-year quarter.

Adjusted Net Income: $236 million, or $6.84 per share, compared to $260 million, or $7.38 per share, in the prior-year quarter.

Cash Flow: Operating cash flow was $395 million compared to $301 million in the prior-year quarter, driven by reduced inventory levels. Net capital expenditure was $33 million compared to $35 million in the prior-year quarter. Share repurchases totaled $151 million.

Home Comfort Solutions: Business segment revenue was $937 million, up 3%. Segment profit was $176 million, down 18%, and segment margin was 18.7%, down 490 basis points. Profits declined $40 million versus the prior-year quarter, primarily reflecting a $12 million profit headwind from lower sales volumes. Product cost inflation, including tariffs, and lower factory absorption resulted in a $32 million headwind. Profit was further impacted by $15 million of higher fuel costs, inflation across SG&A and distribution, and ongoing investments. These pressures were partially offset by $13 million of mix and price benefits and $6 million from completed acquisitions.

Building Climate Solutions: Business segment revenue was $635 million, up 24%. Segment profit was $167 million, up $26 million or 19%, and segment margin declined 110 basis points to 26.2%. The profit increase primarily reflected $24 million from higher sales volumes, $8 million of mix and price benefits, and $13 million from completed acquisitions. These benefits were partially offset by a $14 million headwind from product cost inflation, including tariffs, and lower factory absorption. Higher SG&A and distribution costs reduced profit by an additional $5 million.

Corporate and Other: Corporate expenses were $19 million, down $8 million from the prior-year quarter.

1 Includes unallocated corporate expenses

FULL YEAR 2026 GUIDANCE
For full year 2026, we are revising the revenue growth guidance at approximately 6% growth, including 5% benefit from completed acquisitions.

Adjusted earnings per share guidance has been updated to a range of $21.00 to $21.50 compared to the prior range of $23.00 to $24.00.

Free cash flow guidance updated to $700 million to $750 million.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s 2026 third quarter results will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-347-6865 (U.S.) or +1 203-518-9757 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ326. The conference call also will be webcast live on the company’s investor relations website at investor.lennox.com. A replay of the conference call will be available until November 4, 2026, by calling toll-free 800-839-5490 (U.S.) or +1 402-220-2550 (international). The call will also be archived on the company's investor relations website at investor.lennox.com.

ABOUT LENNOX
Lennox (NYSE: LII) is a leader in energy-efficient building solutions and is committed to creating healthier and more comfortable environments. Serving residential and commercial customers, the company delivers innovative heating, cooling, indoor air quality, refrigeration, and water heating systems. Through trusted products, parts, and services, and advanced technology, Lennox delivers connected solutions that support the full lifecycle of customer needs. Additional information on Lennox is available at Lennox.com or by contacting investor@lennox.com.

FORWARD-LOOKING STATEMENTS & NON-GAAP FINANCIAL MEASURES
The statements in this document that are not historical statements, including statements regarding the 2026 full-year outlook and expected consolidated and segment financial results, as well as financial targets for future years, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American HVAC and refrigeration markets perform worse than current assumptions. Additional risks include but are not limited to competition in the HVACR business; our ability to successfully develop and market new products or execute our business strategy; our ability to meet and anticipate customer demands; our ability to continue to license or enforce our intellectual property rights; our ability to attract, motivate, develop, and retain our employees, as well as labor relations problems; artificial intelligence technologies; a decline in new construction activity and related demand for our products and services; the impact of weather on our business; the impact of higher raw material prices and significant supply interruptions; product liability, warranty claims, or recalls; changes in environmental and climate-related legislation or government regulations or policies; changes in tax legislation; the impact of new or increased trade tariffs; improper conduct by any of our employees, agents, or business partners; litigation risks; general economic conditions in the United States and abroad; extraordinary events beyond our control; risks associated with our international operations; cyber-attacks and other disruptions or misuse of information systems; and our ability to successfully realize, complete and integrate acquisitions, including the acquisitions of Duro Dyne, Supco, and Heat Controller.

For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A reconciliation of non-GAAP financial measures appearing in this document to financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are included in the Annex to this document.

This document includes forward-looking statements regarding segment profit, adjusted net income, adjusted diluted earnings per share, and free cash flow, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, changes in environmental liabilities, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on LII’s full year GAAP financial results.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2026	2025	2026	2025
Net sales	$1,572.5	$1,426.8	$4,252.9	$4,000.3
Cost of goods sold	1,075.3	939.6	2,864.9	2,654.7
Gross profit	497.2	487.2	1,388.0	1,345.6
Operating Expenses:
Selling, general and administrative expenses	177.3	161.6	545.6	506.2
Losses (gains) and other expenses, net	4.8	(0.7)	9.4	(0.6)
Restructuring charges	8.2	—	8.2	—
Gain on sale from previous dispositions	(3.8)	—	(3.8)	—
Income from equity method investments	(1.4)	(2.5)	(2.0)	(5.8)
Operating income	312.1	328.8	830.6	845.8
Pension settlements	—	0.1	0.6	0.3
Interest expense, net	17.5	10.5	47.4	25.0
Other expense, net	1.3	0.8	2.8	2.3
Net income before income taxes	293.3	317.4	779.8	818.2
Provision for income taxes	72.1	57.5	172.4	154.8
Net income	$221.2	$259.9	$607.4	$663.4

Earnings per share – Basic(1):	$6.43	$7.41	$17.54	$18.78

Earnings per share – Diluted(1):	$6.41	$7.38	$17.47	$18.70

Weighted Average Number of Shares Outstanding - Basic	34.4	35.1	34.6	35.3
Weighted Average Number of Shares Outstanding - Diluted	34.5	35.2	34.8	35.5
(1) Amounts may not recalculate due to rounding.
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit
(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2026	2025	2026	2025
Net Sales
Home Comfort Solutions	$937.2	$912.9	$2,522.8	$2,643.6
Building Climate Solutions	635.3	513.9	1,730.1	1,356.7
Total net sales	$1,572.5	$1,426.8	$4,252.9	$4,000.3

Segment Profit(1)
Home Comfort Solutions	$175.7	$215.3	$484.0	$591.2
Building Climate Solutions	166.5	140.3	417.4	319.7
Total segment profit	342.2	355.6	901.4	910.9
Corporate and other expenses(3)	(18.9)	(26.8)	(59.6)	(65.1)
Total segment profit, including unallocated Corporate and other expenses	323.3	328.8	841.8	845.8
Reconciliation to Operating income:
Restructuring charges	8.2	—	8.2	—
Gain on sale from previous dispositions	(3.8)	—	(3.8)	—
Special litigation charges(2)	3.0	—	3.0	—
Acquisition costs(2)	3.8	—	3.8	—
Operating income	$312.1	$328.8	$830.6	$845.8
(1) We define segment profit as a segment's operating income (loss) included in the accompanying Consolidated Statements of Operations, excluding:
•Restructuring charges,
•Gain on sale of previous dispositions,
•Special litigation charges, and;
•Acquisition costs

(2) Recorded in Losses (gains) and other expenses, net in the accompanying Consolidated Statement of Operations.

(3) Corporate and other expenses include unallocated corporate costs related to corporate administrative functions such as tax, treasury, accounting, internal audit, legal and human resources.
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2026	As of December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$43.3	$34.2
Short-term investments	2.2	0.5
Accounts and notes receivable, net of allowances of $8.0 and $8.5 in 2026 and 2025, respectively	881.3	578.8
Inventories, net	1,176.8	1,152.6
Other current assets	121.9	137.7
Total current assets	2,225.5	1,903.8
Restricted cash equivalents	22.4	18.5
Property, plant and equipment, net of accumulated depreciation of $1,106.1 and $1,043.9 in 2026 and 2025, respectively	937.0	887.2
Right-of-use assets from operating leases	429.5	356.3
Goodwill	590.3	497.2
Intangible assets, net of accumulated amortization of $52.0 and $38.3 in 2026 and 2025, respectively	336.5	273.0
Deferred income taxes	12.3	12.9
Other assets, net	135.8	132.9
Total assets	$4,689.3	$4,081.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$550.6	$438.0
Accrued expenses	418.4	374.2
Income taxes payable	5.6	46.4
Commercial paper	455.1	226.0
Current maturities of long-term debt	319.2	18.3
Current operating lease liabilities	87.3	88.9
Total current liabilities	1,836.2	1,191.8
Long-term debt	847.1	1,144.1
Long-term operating lease liabilities	375.9	293.4
Pensions	20.8	18.7
Other liabilities	292.4	270.7
Total liabilities	3,372.4	2,918.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,262.3	1,243.0
Retained earnings	5,361.9	4,891.1
Accumulated other comprehensive loss	(71.4)	(48.5)
Treasury stock, at cost, 52,962,480 shares and 52,374,147 shares for 2026 and 2025, respectively	(5,236.8)	(4,923.4)
Total stockholders' equity	1,316.9	1,163.1
Total liabilities and stockholders' equity	$4,689.3	$4,081.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$607.4	$663.4
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale from previous dispositions	(3.8)	—
Income from equity method investments	(2.0)	(5.8)
Dividends from affiliates	4.9	6.1
Restructuring charges, net of cash paid	7.3	—
Provision for credit losses (gains)	3.7	(1.8)
Unrealized losses, net on derivative contracts	4.4	2.3
Stock-based compensation expense	15.4	21.2
Depreciation and amortization	96.4	79.4
Deferred income taxes	9.1	28.5
Pension expense	2.9	3.2
Pension contributions	(0.7)	(6.1)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	(289.2)	(94.7)
Inventories	26.2	(310.2)
Other current assets	4.3	(7.0)
Accounts payable	94.0	(16.7)
Accrued expenses	27.4	(37.3)
Income taxes payable and receivable, net	(40.7)	27.7
Leases, net	7.7	5.2
Other, net	8.7	(5.7)
Net cash provided by operating activities	583.4	351.7
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	2.0	1.1
Purchases of property, plant and equipment	(124.4)	(89.6)
Acquisitions, net of cash	(209.9)	—
(Purchases of) proceeds from investments and other	(1.8)	0.9
Net cash used in investing activities	(334.1)	(87.6)
Cash flows from financing activities:
Commercial paper borrowings	1,311.0	677.1
Commercial paper payments	(1,081.9)	(520.1)
Payments on debt arrangements	(17.6)	(14.2)
Payment of senior unsecured notes	—	(300.0)
Borrowings from credit facility	280.0	—
Payments on credit facility	(280.0)	—
Payments of deferred financing costs	—	(1.7)
Proceeds from employee stock purchases	5.8	4.0
Repurchases of common stock	(301.9)	(331.8)
Repurchases of common stock to satisfy employee withholding tax obligations	(11.5)	(13.3)
Cash dividends paid	(137.5)	(127.4)
Net cash used in financing activities	(233.6)	(627.4)
Increase (decrease) in cash, cash equivalents and restricted cash	15.7	(363.3)
Effect of exchange rates on cash, cash equivalents and restricted cash equivalents	(2.7)	1.1
Cash, cash equivalents and restricted cash, beginning of period	52.7	415.1
Cash, cash equivalents and restricted cash, end of period	$65.7	$52.9

Supplemental disclosures of cash flow information:
Interest paid	$57.4	$39.7
Income taxes paid (net of refunds)	$198.2	$91.5
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Net income, a GAAP measure, to Adjusted net income, a Non-GAAP measure
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share
Net income, a GAAP measure	$221.2	$6.41	$259.9	$7.38	$607.4	$17.47	$663.4	$18.70
Restructuring charges	6.4	0.19	—	—	6.4	0.19	—	—
Gain on sale from previous dispositions	(3.0)	(0.09)	—	—	(3.0)	(0.09)	—	—
Special litigation charges (a)	2.7	0.08	—	—	2.7	0.08	—	—
Acquisition costs (a)	8.6	0.25	—	—	8.6	0.24	—	—
Adjusted net income, a non-GAAP measure	$235.9	$6.84	$259.9	$7.38	$622.1	$17.89	$663.4	$18.70

(a) Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$395.3	$300.7	$583.4	$351.7
Purchases of property, plant and equipment	(33.2)	(35.6)	(124.4)	(89.6)
Proceeds from the disposal of property, plant and equipment	0.6	0.2	2.0	1.1
Free cash flow, a Non-GAAP measure	$362.7	$265.3	$461.0	$263.2